Exhibit 99.2

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Non-performing assets (1)
	March 31, 2015	December 31, 2014
	(Dollars in thousands)
Non-accrual loans	$14,593	$15,231
Loans 90 days or more past due and still accruing interest	194	7
Total non-performing loans	14,787	15,238
Other real estate and repossessed assets	5,662	6,454
Total non-performing assets	$20,449	$21,692

As a percent of Portfolio Loans
Non-performing loans	1.04%	1.08
Allowance for loan losses	1.73	1.84
Non-performing assets to total assets	0.88	0.96
Allowance for loan losses as a percent of non-performing loans	166.90	170.56

((1)	Excludes loans classified as "trouble debt restructured" that are not past due and vehicle service contract counterparty receivables, net.

Troubled debt restructurings ("TDR")

	March 31, 2015
	Commercial	Retail		Total
	(In thousands)
Performing TDR's	$27,904	$71,477		$99,381
Non-performing TDR's(1)	1,935	5,194	(2)	7,129
Total	$29,839	$76,671		$106,510

	December 31, 2014
	Commercial	Retail		Total
	(In thousands)
Performing TDR's	$29,475	$73,496		$102,971
Non-performing TDR's(1)	1,978	5,225	(2)	7,203
Total	$31,453	$78,721		$110,174

(1)	Included in non-performing assets table above.
(2)	Also includes loans on non-accrual at the time of modification until six payments are received on a timely basis.

Allowance for loan losses

	Three months ended March 31,
	2015		2014
	Loans	Unfunded Commitments	Loans	Unfunded Commitments
	(Dollars in thousands)
Balance at beginning of period	$25,990	$539	$32,325	$508
Additions (deductions)
Provision for loan losses	(659)	-	428	-
Recoveries credited to allowance	990	-	1,068	-
Loans charged against the allowance	(1,642)	-	(3,384)	-
Additions (deductions) included in non-interest expense	-	16	-	10
Balance at end of period	$24,679	$555	$30,437	$518

Net loans charged against the allowance to average Portfolio Loans	0.19%		0.69%

Capitalization

	March 31, 2015	December 31, 2014
	(In thousands)
Subordinated debentures	$35,569	$35,569
Amount not qualifying as regulatory capital	(1,069)	(1,069)
Amount qualifying as regulatory capital	34,500	34,500
Shareholders’ equity
Common stock	351,881	352,462
Accumulated deficit	(94,054)	(96,455)
Accumulated other comprehensive loss	(4,202)	(5,636)
Total shareholders’ equity	253,625	250,371
Total capitalization	$288,125	$284,871

Non-Interest Income

	Three months ended
	March 31, 2015	December 31, 2014	March 31, 2014
	(In thousands)
Service charges on deposit accounts	$2,850	$3,280	$3,055
Interchange income	2,142	2,172	1,941
Net gains (losses) on assets
Mortgage loans	2,139	1,489	1,144
Securities	85	(5)	112
Mortgage loan servicing	(420)	(598)	264
Investment and insurance commissions	446	509	402
Bank owned life insurance	350	350	319
Title insurance fees	256	261	274
Gain on extinguishment of debt	-	500	-
Other	1,114	1,243	1,444
Total non-interest income	$8,962	$9,201	$8,955

Capitalized Mortgage Loan Servicing Rights

	Three months ended March 31,
	2015	2014
	(In thousands)
Balance at beginning of period	$12,106	$13,710
Originated servicing rights capitalized	663	382
Amortization	(759)	(534)
Change in valuation allowance	(692)	(285)
Balance at end of period	$11,318	$13,273

Valuation allowance at end of period	$4,465	$3,140

Motgage Loan Activity

	Three months ended
	March 31, 2015	December 31, 2014	March 31, 2014
	(Dollars in thousands)
Mortgage loans originated	$79,790	$78,322	$44,241
Mortgage loans sold	68,727	67,490	47,118
Mortgage loans sold with servicing rights released	2,669	10,029	7,861
Net gains on the sale of mortgage loans	2,139	1,489	1,144
Net gains as a percent of mortgage loans sold ("Loan Sales Margin")	3.11%	2.21%	2.43%
Fair value adjustments included in the Loan Sales Margin	0.81	(0.18)	(0.14)

Non-Interest Expense

	Three months ended
	March 31, 2015	December 31, 2014	March 31, 2014
	(In thousands)
Compensation	$8,330	$8,512	$8,308
Performance-based compensation	1,288	1,806	912
Payroll taxes and employee benefits	2,167	2,129	2,018
Compensation and employee benefits	11,785	12,447	11,238
Occupancy, net	2,419	2,197	2,483
Data processing	1,930	1,879	2,086
Loan and collection	1,155	1,109	1,465
Furniture, fixtures and equipment	952	1,010	1,069
Communications	736	714	789
Advertising	484	646	519
Legal and professional fees	380	589	401
FDIC deposit insurance	343	332	417
Interchange expense	291	179	402
Supplies	213	247	239
Credit card and bank service fees	202	212	263
Amortization of intangible assets	87	134	134
Vehicle service contract counterparty contingencies	29	30	68
Cost related to unfunded lending commitments	16	4	10
Provision for loss reimbursement on sold loans	(69)	-	(481)
Net gains on other real estate and repossessed assets	(39)	(90)	(87)
Other	1,237	1,268	1,385
Total non-interest expense	$22,151	$22,907	$22,400

Average Balances and Tax Equivalent Rates

	Three Months Ended March 31,
	2015			2014
	Average Balance	Interest	Rate (3)	Average Balance	Interest	Rate (3)
	(Dollars in thousands)
Assets (1)
Taxable loans	$1,420,272	$17,195	4.88%	$1,369,065	$18,162	5.36%
Tax-exempt loans (2)	4,360	68	6.33	5,193	82	6.40
Taxable securities	506,411	1,758	1.39	441,783	1,383	1.27
Tax-exempt securities (2)	33,877	333	3.93	41,023	399	3.94
Cash - interest bearing	75,171	70	0.38	108,855	91	0.34
Other investments	19,991	268	5.44	23,419	332	5.75
Interest Earning Assets	2,060,082	19,692	3.86	1,989,338	20,449	4.16
Cash and due from banks	46,035			45,439
Other assets, net	171,878			188,246
Total Assets	$2,277,995			$2,223,023

Liabilities
Savings and interest-bearing checking	$985,482	266	0.11	$946,295	263	0.11
Time deposits	376,958	741	0.80	443,630	1,030	0.94
Other borrowings	48,038	454	3.83	54,329	512	3.82
Interest Bearing Liabilities	1,410,478	1,461	0.42	1,444,254	1,805	0.51
Non-interest bearing deposits	590,088			511,463
Other liabilities	23,955			32,284
Shareholders’ equity	253,474			235,022

Total liabilities and shareholders’ equity	$2,277,995			$2,223,023

Net Interest Income		$18,231			$18,644

Net Interest Income as a Percent of Average Interest Earning Assets			3.57%			3.79%

(1)	All domestic.
(2)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 35%
(3)	Annualized

Commercial Loan Portfolio Analysis as of March 31, 2015

	Total Commercial Loans
		Watch Credits			Percent of Loan
Loan Category	All Loans	Performing	Non-performing	Total	Category in Watch Credit
	(Dollars in thousands)
Land	$8,274	$771	$358	$1,129	13.6%
Land Development	9,630	1,720	217	1,937	20.1
Construction	14,495	24	-	24	0.2
Income Producing	271,337	10,228	1,187	11,415	4.2
Owner Occupied	212,997	13,091	477	13,568	6.4
Total Commercial Real Estate Loans	$516,733	$25,834	2,239	$28,073	5.4

Other Commercial Loans	$193,590	$18,281	2,466	$20,747	10.7
Total non-performing commercial loans			$4,705